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                                 Exhibit 4(a)

                      SHARED MEDICAL SYSTEMS CORPORATION
                          1999 RESTRICTED STOCK PLAN

1.   Introduction
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     (a)  Purpose.  The Plan is intended to provide a means whereby the Company
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may, through the grant of RSAs to Employees and Non-Employee Directors, attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Related Corporation.

     (b)  Definitions.  For purposes of the Plan:
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          (1) "Board" shall mean the Board of Directors of the Company.

          (2) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (3) "Committee" shall mean the Stock Option Committee of the Board, which shall consist of not less than two (2) directors of the Company who shall be appointed by, and shall serve at the pleasure of, the Board.

          (4) "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

          (5) "Company" shall mean Shared Medical Systems Corporation.

          (6) "Employee" shall mean officers, employee directors and other employees of the Company and/or of a Related Corporation.

          (7) "Fair Market Value" shall mean the following, arrived at by a good faith determination of the Committee:

              (A) The mean between the highest and lowest quoted selling price on the date of grant, if there are sales of Common Stock on a national securities exchange or in an over-the-counter market on the date of grant; or

              (B) The weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant, if there are no sales on the date of grant but there are sales on dates within a reasonable period both before and after the date of grant; or

              (C) The mean between the bid and asked prices, as reported by the National Quotation Bureau on the date of grant, if actual sales are not available during a reasonable period beginning before and ending after the date of grant; or

              (D) if (A) through (C) are not applicable, such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

Where the fair market value of the shares of Common Stock is determined under
(B) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant is to be weighted inversely by the respective numbers of trading days between
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the sale dates and the date of grant, in accordance with Treas. Reg. Section
20.2031-2(b)(1), or any successor thereto.

          (8) "Grantee" shall mean an Employee or Non-Employee Director who has been granted an RSA under the Plan.

          (9) "Non-Employee Director" shall mean a director of the Company who is not an employee of the Company or a Related Corporation.

          (10) "Plan" shall mean the SHARED MEDICAL SYSTEMS CORPORATION 1999 RESTRICTED STOCK PLAN as set forth herein and as amended from time to time.

          (11) "Related Corporation" shall mean either a "subsidiary corporation" of the Company, as defined in section 424(f) of the Code, or the "parent corporation" of the Company, as defined in section 424(e) of the Code.

          (12) "Restricted Stock" shall mean Common Stock awarded upon the terms and conditions and subject to the restrictions set forth herein.

          (13) "RSA" shall mean a Restricted Stock award granted under the Plan.

          (14) "Restricted Stock Agreement" shall mean a written document evidencing the grant of an RSA.

          (15) "Termination of Service" shall mean (A) with respect to an RSA granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Related Corporations; and (B) with respect to an RSA granted to a Non-Employee Director, the cessation of the provision of services as a director of the Company and all Related Corporations; provided, however, that if a Grantee's status changes from Employee to Non-Employee Director or from Non-Employee Director to Employee, the Committee may provide that no Termination of Service occurs for purposes of the Plan until the Grantee's new status with the Company and all Related Corporations terminates.

          (16) "Unvested Shares" shall mean shares of Restricted Stock which have not vested in the Grantee in accordance with Section 6.

          (17) "Vesting Period" shall mean a period of time established by the Committee during which shares of Restricted Stock covered by an RSA are subject to the restrictions set forth in Section 6. The Vesting Period may refer to a set period of time or may refer to the period prior to the achievement of other conditions to vesting set by the Committee in accordance with Section 6.

2.   Administration.
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     The Plan shall be administered by the Committee.  Each member of such
Committee, while serving as such, shall be deemed to be acting in his/her capacity as a director of the Company.

     The Committee shall have full authority, subject to the terms of the Plan, to select the Employees and Non-Employee Directors to be granted RSAs under the Plan, to grant RSAs on behalf of the Company and to set the date of grant and the other terms of such RSAs in accordance with the Plan.

     The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend,
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modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its stockholders and all Grantees, and their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them. Except as otherwise provided by the bylaws of the Company or by applicable law, no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any RSA granted under it.

3.   Eligibility.
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     Employees and Non-Employee Directors shall be eligible to receive RSAs under the Plan.  More than one RSA may be granted to any Grantee under the Plan.

4.   Stock.
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     The maximum number of shares of Common Stock with respect to which RSAs may be made under the Plan shall be, in the aggregate, five hundred thousand (500,000) shares of Common Stock, subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares, treasury shares or otherwise reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

     If any RSA hereunder is terminated, the unvested shares covered by such RSA shall continue to be available for the granting of RSAs under the Plan as fully as if such shares had never been subject to an RSA.

5.   Granting of Restricted Stock Awards.
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     From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant such RSAs to Employees or Non-Employee Directors under the Plan as it determines are warranted. In making any determination as to whether an Employee or Non-Employee Director shall be granted a RSA and as to the number of shares to be covered by such RSA, the Committee may take into account the duties of the such Employee or Non-Employee Director, his/her present and potential contributions to the success of the Company or a Related Corporation, the tax implications to the Company and the Grantee of any RSA granted, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan.

6.   Terms and Conditions of Restricted Stock Awards Granted Under Plan.
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     RSAs granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions and conditions not inconsistent with the provisions of the Plan as the Committee shall deem desirable:

     (a) Number of Shares.  The RSA shall state the number of shares of
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Restricted Stock awarded by the RSA.

     (b) Payment for Shares.  The Committee, in its sole discretion, shall
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determine, and the Restricted Stock Agreement shall indicate, whether the
Grantee shall be required to pay to the Company any amount in return for the RSA, and if so, the amount and method of payment required.

     (c) Vesting Period.  The Committee shall establish one or more Vesting
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Periods with respect to the shares covered by an RSA, and may also establish such additional conditions to the vesting of shares covered by an RSA as it may deem advisable in its sole discretion, such as the achievement of
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corporate or individual goals. The length of such Vesting Period shall be within the discretion of the Committee. Subject to the provisions of this Section 6, shares subject to an RSA shall vest in the Grantee upon the expiration of the Vesting Period with respect to such shares. The Committee may, in its sole discretion, accelerate the Vesting Period with respect to an RSA at any time.

     (d)  Termination of Service.
          ----------------------

          (1) Treatment of Unvested Shares.  If a Grantee's Termination of
              ----------------------------
Service occurs prior to the expiration of the Vesting Period with respect to shares subject to such Grantee's RSA, then, in such case, such Unvested Shares shall be forfeited by the Grantee, except that the Committee, if it determines that the circumstances warrant, may direct that all or a portion of such Unvested Shares be vested in the Grantee (or his/her beneficiary (as determined pursuant to Subsection (d) below) in the event of the Grantee's death), subject to such further terms and conditions, if any, as the Committee may determine.

          (2) Return of Amount Paid for Unvested Shares.  In the event of a
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Grantee's Termination of Service, the Grantee (or his/her beneficiary (as determined pursuant to subsection (e) below) in the event of the Grantee's death) shall be entitled to receive an amount equal to the amount, if any, paid by such Grantee for each Unvested Share which does not vest in the Grantee upon such Termination of Service.

     (e)  Non-Transferability.  During the Vesting Period, none of the
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Restricted Stock issued in accordance with an RSA may be sold, assigned, bequeathed, transferred, pledged, hypothecated, alienated, or otherwise disposed of in any way by a Grantee. However, a Grantee may, with the consent of the Committee, designate one or more beneficiaries to receive, in the event of his/her death, any stock to which he/she would then be entitled in accordance with subsection (d). Such designation shall be made upon forms supplied by and delivered to the Committee and may be revoked in writing. If a Grantee fails to designate a beneficiary, his/her estate shall be his/her beneficiary. The shares of stock included in each RSA shall be registered on the Company's books in the name of the Grantee as of the award date. If stock certificates representing such shares are issued in the name of a Grantee of an RSA prior to vesting of such RSA, such certificates shall be held by the Company, together with a stock power which shall be executed in favor of the Company by the Grantee, until such time as the Vesting Period shall end. The certificates may include a legend setting forth restrictions on transfer and any legend required under Section 7.

     (f)  Rights As a Stockholder.  Except as set forth in subsection (e), a
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Grantee shall have all of the rights of a stockholder with respect to the
Restricted Stock, including the right to vote the shares of Restricted Stock and to receive all dividends or other distributions of assets made with respect to such Restricted Stock, and any such dividends or other distributions paid to or received by the Grantee in respect of such shares shall remain the property of the Grantee and shall not be subject to forfeiture even though such shares may revert to the Company as otherwise permitted under the Plan; provided, however, that any shares or other assets distributed to the Grantee as the result of a stock dividend, stock split, recapitalization, reorganization, merger, consolidation, spin-off, share combination, exchange of shares or other similar event or similar change in the capitalization of the Company shall be returned by the Grantee upon receipt, together with a stock power as provided in subsection (e), and shall be deemed Restricted Stock and subject to the provisions of this Section 6 unless the Committee otherwise determines at the time of such distribution.

     (g)  Restricted Stock Agreement.  Each Grantee shall enter into, and be
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bound by the terms of, a Restricted Stock Agreement which shall include or incorporate by reference the terms of the RSA and of the Plan and which shall contain such other terms, conditions and restrictions not inconsistent with the Plan as the Committee shall determine, including such terms, conditions, and restrictions as may be
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required by applicable securities or other laws or by any securities exchange on which the Company's common stock is listed. Such Restricted Stock Agreement shall also contain a specific covenant by the Grantee that he/she will comply with the terms of subsection (f) in the event of any distribution of shares or other assets as the result of a stock dividend, stock split, recapitalization, reorganization, merger, consolidation, spin-off, share combination, exchange of shares, or other similar event or similar change in the capitalization of the Company.

     (h)  Agreement Not To Make Section 83(b) Election.  Each Grantee shall
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agree in writing at the time of any RSA, and as a condition thereof, that he/she shall not make an election under section 83(b) of the Code to include in his/her gross income as determined for federal income tax purposes any part of the value of Restricted Stock issued or transferred to him/her under the RSA unless all restrictions pertaining to that portion of the RSA with respect to which the Grantee desires to make an election have lapsed. If a Grantee makes such an election with respect to any RSA granted to him/her, that portion of the Restricted Stock covered by the RSA with respect to which he/she has made such election shall be forfeited to the Company.

     (i)  Delivery of Certificates.  Upon the vesting of an RSA, the Company
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shall, subject to the requirements of Section 8 and any other applicable provision of the Plan and of the Restricted Stock Agreement, either (i) promptly cause a stock certificate representing the vested shares to be issued in the name of the Grantee or his/her beneficiary or estate, or (ii) release the previously issued certificates representing the vested shares to the Grantee or to his/her beneficiary or estate. Only full shares shall be released upon vesting, and any fractional shares which might otherwise be released pursuant to an RSA shall be forfeited.

7.   Listing and Registration of Shares.
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     Each RSA shall be subject to the requirement that, if at any time the
Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such RSA or the purchase or vesting of shares thereunder, or that action by the Company, its stockholders, or the Grantee should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration or qualification, no transfer of stock pursuant to such RSA may be made, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Grantee or the legal representative or beneficiary of such Grantee may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares received pursuant to an RSA are being acquired for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

8.   Withholding and Use of Shares to Satisfy Tax Obligations.
     --------------------------------------------------------

     The obligation of the Company to deliver shares of Common Stock pursuant to an RSA, or to make payment of dividends or other distributions with respect to unvested shares covered by an RSA, shall be subject to applicable federal, state and local tax withholding requirements.

     If the vesting of any RSA is subject to the withholding requirements of applicable federal tax laws, the Committee, in its discretion, may permit the Grantee to satisfy the federal withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their Fair Market Value on the date shares subject to the RSA vest in the grantee, (or if later, the date on which the Grantee recognizes ordinary income with respect to such vesting).
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     The Committee may adopt such withholding rules as it deems necessary to carry out the provisions of this Section.

9.   Capital Adjustments; Change in Control; Forfeiture Provisions.
     -------------------------------------------------------------

     The number of shares which may be issued under the Plan as stated in
Section 4 hereof shall be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, recapitalization, reorganization, merger, combination, spin-off, share combination, or other similar event or similar change in the capitalization of the Company.

     The Committee shall have the authority to include in any Restricted Stock Agreement, or in any separate agreement or statement approved by the Committee,
(i) provisions accelerating the vesting of, or modifying the benefits to be received under any RSA upon the occurrence of specified events, including an acquisition of a specified percentage of the voting power of the Company's outstanding securities, a specified change in the membership of the Company's Board of Directors, the dissolution or liquidation of the Company, the sale of all or substantially all of the property and assets of the Company or any other "change in control" event, and (ii) provisions cancelling or providing for the forfeiture of benefits provided under any RSA in the event the Grantee acts in a specified manner which is contrary to the best interests of the Company.

10.  Amendment or Discontinuance of the Plan.
     ---------------------------------------

     The Board from time to time may suspend or amend the Plan in any respect whatsoever, and the Committee may amend any outstanding RSAs in any respect whatsoever, provided, that no such suspension or amendment shall materially impair the rights of any Grantee of an outstanding RSA without the consent of such Grantee.

11.  Rights.
     ------

     Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted a RSA, or any other right hereunder, unless and until the Committee shall have granted such individual a RSA, and then his/her rights shall be only such as are provided by the Restricted Stock Agreement.

     Notwithstanding any provisions of the Plan or any Restricted Stock Agreement with a Grantee, the Company shall have the right, in its discretion, to retire an Employee at any time pursuant to its retirement rules or otherwise to terminate his/her employment at any time for any reason whatsoever, with or without cause.

12.  Indemnification of Board and Committee.
     --------------------------------------

     (a)  Indemnification.  Without limiting any other rights of indemnification
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which they may have from the Company and any Related Corporation, any member of the Board and any member of the Committee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of any action taken or failure to act under, or in connection with, the Plan or any RSA granted thereunder, shall be indemnified by the Company against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law.
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     (b)  Advances.  Any person claiming indemnification within the scope of
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subsection (a) of this Section 12 shall be entitled to advances from the Company for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law.

     (c)  Procedure.  On the request of any person requesting indemnification
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under Subsection (a) of this Section 12, the Board or a committee thereof shall determine whether such indemnification is permissible, or such determination shall be made by independent legal counsel if the Board or committee so directs or if the Board or committee is not empowered by statute to make such determination.

13.  Application of Funds.
     --------------------

     Any cash received in payment for an RSA or otherwise shall be added to the general funds of the Company.

14.  Effective Date; Termination of Plan.
     -----------------------------------

     (a)  Effective Date.  The effective date of the Plan is February 11, 1999,
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the date of its adoption by the Board.

     (b)  Termination of Plan.  The Board may terminate the Plan at any time for
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any reason.  Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under RSAs issued hereunder and outstanding on the date the Plan is terminated, which by their terms extend beyond such date.

15.  Governing Law.
     -------------

     The laws of the State of Delaware shall govern the operation of the Plan, the Restricted Stock Agreements and any RSAs granted thereunder.